SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

ANIMAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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200 Lawrence Drive
West Chester, PA 19380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Animas Corporation (the “Company”) to be held at our offices at 200 Lawrence Drive, West Chester, Pennsylvania on Tuesday, May 17, 2005, at 10:00 a.m., local time. The purposes of the meeting are to consider and take action on the proposals listed below and on any other matter that properly comes before the meeting or any postponement or adjournment of the meeting:

1. To elect three directors;

2. To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries and the internal controls over financial reporting and management’s assessment of the effectiveness of the internal controls over financial reporting for the fiscal year ending December 31, 2005; and

3. To consider and act upon any other matters that may properly be brought before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on March 21, 2005 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to receive notice of and to vote at the meeting and at any adjournments or postponements of the meeting. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors

/s/ Richard A. Baron

Richard A. Baron
Secretary, Vice President, Finance and Chief Financial Officer

April 15, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING.

200 Lawrence Drive
West Chester, PA 19380

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2005

Introduction

The enclosed proxy is solicited by the Board of Directors of Animas Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at our offices at 200 Lawrence Drive, West Chester, Pennsylvania on Tuesday, May 17, 2005, at 10:00 a.m., local time (the “Annual Meeting”). This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 15, 2005.

At the Annual Meeting, the holders of record as of the close of business on March 21, 2005 of the Company’s common stock, par value $.01 per share, will be asked to consider and take action on the proposals listed below and on any other matter that properly comes before the Annual Meeting or any adjournment or postponement of the Annual Meeting:

1. The election of three directors; and

2. To ratify the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries and the internal controls over financial reporting and management’s assessment of the effectiveness of the internal controls over financial reporting for the fiscal year ending December 31, 2005.

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as set forth above. If any other matter should be presented at the Annual Meeting for action by the stockholders, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

The delivery of this Proxy Statement shall not create any implication that the information contained herein is correct after the date hereof, April 15, 2005.

Voting

How You Can Vote

•	You may attend the Annual Meeting and vote your shares in person. You may submit your proxies by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees and FOR ratification of the appointment of KPMG as the independent registered public accounting firm of the Company and its subsidiaries for 2005. If any other matter should be presented at the Annual Meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.

If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

•	Submitting a later-dated proxy by mail to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

Animas Corporation
200 Lawrence Drive
West Chester, Pennsylvania 19380
Attention: Richard A. Baron, Secretary

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.

Record Date, Quorum and Vote Required

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 21, 2005. The presence, in person or by proxy, of holders of the Company’s common stock, par value $.01 per share (“Common Stock”) representing a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Annual Meeting. Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof to a later time. As of the record date, 20,543,038 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders have no cumulative voting rights.

Subject to the presence of a quorum, election of a director nominated for election at the Annual Meeting requires a plurality of all votes cast on the matter. Shares represented by Proxies marked “For” will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Shares represented by Proxies marked “Abstain” or withholding authority to vote will not be counted in favor of any nominee. Because directors elected by stockholders are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES.

Subject to the presence of a quorum, ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2005 requires the affirmative vote of a majority of all votes cast on the matter. For purposes of the vote on the proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY PROXY WILL BE VOTED “FOR” THE RATIFICATION.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board of Directors has eight directors. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Graeme Crothall, David Joseph and A. Peter Parsons for terms expiring at the Annual Meeting of Stockholders to be held in 2008. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees For Election to the Board of Directors
for a Three-Year Term Expiring at the 2008 Annual Meeting

Graeme Crothall, age 66, has served as a member of the Board of Directors of the Company since March 2002. Mr. Crothall is founder, President and Chief Executive Office of GCA Services Group, Inc., which provides facilities management services to corporate, industrial, and education clients and has been in business since January 2003. Prior to that, in 1991, Mr. Crothall formed Crothall Services Group, which provided facilities management services to nationwide hospitals, and which he sold to Compass Group PLC in 2001. Mr. Crothall continued to work for Crothall Services Group until December 2002. Mr. Crothall is a graduate of the University of Canterbury, New Zealand, with a postgraduate degree in Mathematics. Mr. Crothall is the husband of Katherine D. Crothall, the President and Chief Executive Officer of the Company.

David Joseph, age 62, has served as a member of the Board of Directors of the Company since 1996 and is the chairman of the Governance and Nominating Committee. Mr. Joseph is co-founder, director, Chairman, and Chief Executive Officer of Othera Pharmaceuticals Inc., which designs and develops ophthalmic drugs, and was founded in January 2002. He previously served as President, Chief Executive Officer and Chairman of Orthovita, Inc., an orthopedics biomaterials company which he founded in 1993. He retired from Orthovita as Chairman and Director in June 2003. Prior to Orthovita, Mr. Joseph co-founded Surgical Laser Technologies, Inc. in 1985, and served as Chairman and Chief Executive Officer, taking the company public in 1989. Mr. Joseph holds a B.S. from King’s College, and a M.B.A. in Healthcare Administration from Xavier University.

A. Peter Parsons, age 59, has served as a member of the Board of Directors of the Company since November 1998. Since January 1988, Mr. Parsons has been a partner at the law firm of Davis Wright Tremaine LLP, specializing in the areas of technology, corporate and securities law, and mergers and acquisitions. Mr. Parsons holds a B.S. in Finance and Accounting from Florida Atlantic University and a J.D. from Duke University School of Law and is a former certified public accountant.

Members of the Board of Directors Continuing in Office
for a Term Expiring at the 2006 Annual Meeting

John J. McDonough, age 68, has served as a member of the Board of Directors of the Company since March 2002 and is the chairman of the Audit Committee. Mr. McDonough co-founded and has been Chairman of McDonough Medical Products Corporation, which manufactures, markets, and supplies medical and dental imaging devices, since June 2001. Mr. McDonough served as Vice Chairman and Chief Executive Officer of Newell Rubbermaid Inc. from January 1998 through December 2000. Prior to that, Mr. McDonough was Chairman and Chief Executive Officer of GENDEX Corporation, which he founded in April 1983, until it merged with DENTSPLY, a manufacturer of dental supplies and equipment for the worldwide dental market, in June 1993. He was Vice Chairman and Chief Executive Officer of DENTSPLY International Inc. until February 1995, then served as Vice Chairman of DENTSPLY through October 1995. Mr. McDonough is the immediate past Chairman of the International Board of the Juvenile Diabetes Research Foundation. He is currently a member of the Board of the Juvenile Diabetes Research Foundation International and serves on its Executive Committee and special committees of the Board. Mr. McDonough graduated with honors from the University of Notre Dame, and is a certified public accountant.

Edward L. Cahill, age 52, has served as a member of the Board of Directors of the Company since March 2001. Mr. Cahill also serves as a director of Occupational Health + Rehabilitation Inc. (OTCBB: OHRI) and is a trustee of Johns Hopkins Medicine and Johns Hopkins Health System. Since April 2000, Mr. Cahill has been a Managing Partner at HLM Venture Partners, which invests in emerging healthcare, business services and technology companies. From June 1995 until April 2000, Mr. Cahill was a Founding Partner of Cahill, Warnock & Company (now Camden Partners), a Baltimore private equity firm. Prior to that, Mr. Cahill was a Managing Director of Alex. Brown & Sons, where he headed the firm’s Health Care group from 1986 through 1995. Mr. Cahill holds an A.B. from Williams College and a Master of Public and Private Management degree from Yale University.

Members of the Board of Directors Continuing in Office
for a Term Expiring at the 2007 Annual Meeting

Katherine D. Crothall, age 56, founded the Company in 1996 and has served as its President, Chief Executive Officer and Chairman of the Board since 1996. From October 1988 to September 1993, Ms. Crothall was President and Chief Executive Officer of Luxar Corporation. Luxar, which she founded in 1988, sold and manufactured CO2 lasers for cosmetic, oral, surgical, dental, dermatological, and surgical applications. Ms. Crothall also founded and was President of Laakmann Electro-Optics, which manufactured and marketed CO2 lasers, and was sold to Johnson & Johnson in 1981. Ms. Crothall holds a B.S. in Electrical Engineering from the University of Pennsylvania and a Ph.D. in Electrical Engineering from the University of Southern California.

William A. Graham, IV, age 64, has served as a member of the Board of Directors of the Company since December 1999. Since June 1999, Mr. Graham has been Chairman of The Graham Company, a regional insurance agency/brokerage specializing in commercial insurance. From June 1970 to June 1999, Mr. Graham served as President of this family-owned business. Mr. Graham joined the business upon graduation from college, and became sole owner of the company in 1972. Mr. Graham holds a B.S. in Business Administration from Bucknell University, Lewisburg, Pennsylvania.

Thomas Morse, age 53, has served as a member of the Board of Directors of the Company since March 2001 and is the chairman of the Compensation Committee. In 1996, Mr. Morse co-founded, and currently serves as principal of Liberty Venture Partners, a venture capital firm that specializes in emerging growth companies in the healthcare and technology industries. Prior to that, Mr. Morse was at Philadelphia Ventures, an early stage venture capital firm. Mr. Morse has received the Certified Financial Analyst designation and holds a B.S. from the U.S. Naval Academy and a M.B.A. from the Wharton School of the University of Pennsylvania.

The Board of Directors recommends a vote FOR Proposal 1 to elect Graeme Crothall, David Joseph and A. Peter Parsons, each of whom has also been nominated by the Governance and Nominating Committee of the Board of Directors. Messrs. Crothall, Joseph and Parsons were previously elected by the Company’s stockholders.

GOVERNANCE OF THE COMPANY

Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee. The Audit Committee assists the Board of Directors in undertaking and fulfilling its oversight responsibilities in connection with: (i) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (ii) reviewing the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) reviewing the Company’s accounting and financial reporting processes generally and the audits of the financials statements of the Company; (iv) monitoring compliance with legal regulatory requirements; (v) monitoring the independence and performance of the Company’s independent registered public accounting firm; and (vi) providing for effective communication between the Board of Directors, senior and financial management and the Company’s independent registered public accounting firm.

Last year, the Audit Committee’s charter was adopted by the full Board of Directors. A copy of the charter of the Audit Committee is attached to this Proxy Statement as Appendix A and is available on the Company’s website (www.animascorp.com). The Company’s Code of Business Conduct and Ethics includes information regarding procedures established by the Audit Committee for the submission of complaints about accounting or auditing matters. The Code of Business Conduct and Ethics is available on the Company’s website. The Audit Committee met nine times in 2004.

The Audit Committee currently consists of Messrs. McDonough, Morse and Cahill, each of whom is a non-management member of the Board of Directors. Mr. McDonough is qualified as an audit committee financial expert (as is currently defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002). The Board of Directors believes that the composition and functioning of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, The NASDAQ National Market, and SEC rules and regulations, including those regarding the “independence” of committee members.

Compensation Committee. The Compensation Committee is responsible for: (i) reviewing and approving compensation policies and practices for the Company’s executive officers; (ii) coordinating the Board of Director’s role in establishing performance criteria for executive officers and evaluating their performance annually; (iii) reviewing and recommending to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company’s executive officers, including the President and Chief Executive Officer; and (iv) reviewing and recommending to the Board of Directors new executive compensation programs and reviewing annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose.

The Compensation Committee also administers the issuance of stock options and other awards under the Company’s 2004 Equity Incentive Plan, 1998 Equity Compensation Plan, and 1996 Incentive Stock Plan. The charter of the Compensation Committee is attached to this Proxy Statement as Appendix B and is available on the Company’s website (www.animascorp.com). The Compensation Committee met twice in 2004.

The Compensation Committee currently consists of Messrs. Morse, Parsons, and Joseph, each of whom is a non-management member of the Board of Directors. The Board of Directors believes that the composition and functioning of the Compensation Committee complies with all applicable requirements of The NASDAQ National Market, including those regarding the “independence” of committee members.

Governance and Nominating Committee. The Governance and Nominating Committee oversees all aspects of the Company’s corporate governance functions, including (i) recommending, for the Board of Director’s selection, nominees for director; (ii) identifying qualified individuals to become members of the Board of Directors; and (iii) assisting the Board of Directors in determining the composition of the Board of Directors and its committees. The charter of the Governance and Nominating Committee is attached to this Proxy Statement as Appendix C and is available on the Company’s website (www.animascorp.com). The Governance and Nominating Committee met in April 2005.

The Governance and Nominating Committee currently consists of Messrs. McDonough, Joseph, and Parsons, each of whom is a non-management member of the Board of Directors. The Board of Directors believes that the composition of the Governance and Nominating Committee complies with all applicable requirements of The NASDAQ National Market, including those regarding the “independence” of committee members.

In connection with the Company’s initial public offering, the Company created a Pricing Committee, which is not a standing committee. The Pricing Committee consisted of Messrs. Cahill and Morse and Ms. Crothall. The Company no longer maintains the Pricing Committee.

Nominations of Directors by Stockholders

The Bylaws of the Company provide procedures pursuant to which a stockholder may nominate individuals for election to the Board of Directors at any meeting of the stockholders. A stockholder who proposes to nominate an individual for election to the Board of Directors must deliver a written notice to the Secretary of the Company which includes: (i) as to each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Rule 14a-11 thereunder; (ii) a statement signed by each nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) the name and address of the stockholder giving the notice, as it appears on the Company’s books; (iv) the name and address of the beneficial owner, if any, on whose behalf the nomination is being made; (v) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; and (vi) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting.

In order for a stockholder’s nomination to be considered at an annual meeting of the stockholders, the notice must be delivered not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which the public announcement of the date of the meeting is first made by the Company.

A stockholder’s nomination of an individual for election to the Board of Directors may also be considered at any special meeting of the stockholders at which directors are to be elected pursuant to the Company’s notice of meeting. To be considered, the notice from the stockholder must be delivered to the Secretary of the Company not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

Of those persons who are nominated by a stockholder only those nominated in accordance with these procedures shall be eligible to serve as directors.

Meetings of Board of Directors

The entire Board of Directors met twelve times during the last fiscal year. The Pricing Committee met once, the Audit Committee met nine times, the Compensation Committee met twice, and the Governance and Nominating Committee did not meet during the fiscal year ended December 31, 2004. All directors with the exception of Edward L. Cahill, Graeme Crothall and William A. Graham IV attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which he or she served.

Compensation of Directors

Board of Directors. Each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors at any annual meeting. If a non-employee director is initially elected to the Board of Directors at any time other than an annual meeting, the number of shares of his or her initial option award will be reduced pro-rata to reflect his or her service during the period between the date that he or she is first elected to the Board of Directors and the date of the next annual meeting. Each non-employee director is also entitled to receive an option to purchase 10,000 shares of Common Stock on the earlier of the date of any annual meeting or July 1st of each year for each successive year that such non-employee director serves on the Board of Directors.

Committees of Board of Directors. At each annual meeting, each member of the Audit Committee is entitled to receive an option to purchase 1,250 shares of Common Stock and the chairman of the Audit Committee is entitled to receive an additional option to purchase 625 shares of Common Stock. At each annual meeting, each member of the Compensation Committee and the Governance and Nominating Committee is entitled to receive an option to purchase 750 shares of Common Stock and the chairmen of each of these committees is entitled to receive an additional option to purchase 375 shares of Common Stock. If a non-employee director joins a committee or becomes chairman of a committee at any time other than within the forty-five day period following the date of any annual meeting, his or her option award for committee service will be pro-rated for the period between the date that he or she is elected and the date of the next annual meeting.

All stock options to non-employee directors will have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee director options will vest quarterly over the one-year period following the date of grant and will automatically become fully vested and exercisable on the date of a change of control.

Directors who are also employees of the Company will not receive compensation for service as a member of the Board of Directors or any its committees. However, all directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and any of its committees.

Stockholder Communications with the Board of Directors

All communications directed to the Board of Directors will be delivered to the Board. Stockholders may contact the Board of Directors by writing to them c/o Animas Corporation, 200 Lawrence Drive, West Chester, Pennsylvania 19380.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of the executive officers of the Company:

Katherine D. Crothall, age 56, founded the Company in 1996 and has served as its President, Chief Executive Officer and Chairman of the Board since 1996. From October 1988 to September 1993, Ms. Crothall was President and Chief Executive Officer of Luxar Corporation. Luxar, which she founded in 1988, sold and manufactured CO2 lasers for cosmetic, oral, surgical, dental, dermatological, and surgical applications. Ms. Crothall also founded and was President of Laakmann Electro-Optics, which manufactured and marketed CO2 lasers, and was sold to Johnson & Johnson in 1981. Ms. Crothall holds a B.S. in Electrical Engineering from the University of Pennsylvania and a Ph.D. in Electrical Engineering from the University of Southern California.

Richard A. Baron, age 49, has served as Vice President, Finance and Chief Financial Officer of the Company since May 2000. From March 1997 to May 2000, Mr. Baron was Vice President-Finance and Chief Financial Officer for Genex Services, a managed care provider for workers compensation and disability. From August 1993 to March 1997, Mr. Baron was Vice President-Finance and Chief Financial Officer for Marsam Pharmaceuticals Inc., a generic manufacturer of injectible anti-infectives. Mr. Baron is a certified public accountant and holds a B.S. in Economics, concentration in Accounting, from the Wharton School of the University of Pennsylvania.

Audrey Finkelstein, age 53, has served as Executive Vice President, Marketing, Sales and Clinical Affairs of the Company since May 2003. From November 1998 to April 2003, Ms. Finkelstein served as Vice President of Marketing and Clinical Affairs of the Company. Prior to this position, Ms. Finkelstein was Director of Clinical Affairs at Luxar Corporation, and subsequently at ESC Medical Systems, which acquired Luxar. Ms. Finkelstein holds a B.S. in Education from Baruch College in New York City.

James McGee, age 46, has served as Vice President, Sales of the Company since June 2003. From February 1997 to March 2003, Mr. McGee held various positions with Medtronic MiniMed, a division of Medtronic, Inc., a provider of insulin pump therapy, including Vice President of Sales and Marketing (Home Medical Supplies), Director of Managed Care and Vice President of Patient Services. Mr. McGee holds a B.S. in Biology from the University of Central Florida.

Patrick Paul, age 52, has served as Vice President, Advanced Technology since November 2004 and prior to that, as Vice President, Engineering since July 2001. From August 1998 to June 2001, Mr. Paul was the U.S. R&D Director for Siemens Hearing Instruments, Inc. From October 1988 until August 1998, Mr. Paul held several positions with Sulzer-Intermedics Corporation, the Cardiac Rhythm Management division of the Swiss conglomerate Sulzer Ltd. At Sulzer-Intermedics Corporation, Mr. Paul served as Manager of Product Development, Director of Bradycardia Development, and then Director of Advanced Technologies. Mr. Paul holds an Electrical Engineering Degree from the University of Bordeaux in France.

Douglas Schumer, age 54, has served as our Vice President, Engineering since March 2005. From April 2002 to September 2004, Mr. Schumer was Vice President of Thoratec East for Thoratec Corporation, a manufacturer of implantable blood pumps. From August 2000 to December 2001, Mr. Schumer was Vice President of Research and Development for Novoste Corporation, a manufacturer of new device therapy for coronary artery disease. Mr. Schumer holds a B.S. in Physics and a M.S. in Measurement and Control/Instrumentation Science from Carnegie Mellon University and a Ph.D. in Electrical and Systems Engineering from Rensselaer Polytechnic Institute.

Douglas Woodruff, age 47, has served as our Vice President, Quality and Regulatory Affairs since December 2004. From July 2003 to December 2004, Mr. Woodruff was the Quality Assurance Director from Datascope Corporation, a medical device manufacturer. From April 1999 until July 2003, Mr. Woodruff was Vice President of Quality Affairs and Regulatory Affairs for MedSource Technologies, a contract manufacturer. Mr. Woodruff holds a B.S and a M.S. in Engineering from Washington State University.

Executive Compensation

The following table sets forth information concerning the compensation paid by the Company for the years ended December 31, 2004, 2003 and 2002 to those persons who were, at December 31, 2004, the President and Chief Executive Officer and the four other most highly compensated executive officers during 2004 (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards
				Other	Securities
		Salary		Annual	Underlying	All Other
Name and Principal Position	Year	($)	Bonus ($)	Compensation ($)	Options (#)	Compensation ($)
Katherine D. Crothall	2004	285,000	142,500	—	—	—
President and Chief Executive Officer	2003	250,000	87,500	—	—	—
	2002	250,000	55,000	—	180,001	—

Richard A. Baron	2004	220,200	77,070	—	—	—
Vice President, Finance and Chief	2003	205,200	47,500	—	—	—
Financial Officer	2002	180,583	42,500	—	21,334	—

Audrey Finkelstein	2004	197,000	68,950	—	40,000	—
Executive Vice President, Marketing,	2003	162,000	50,000	—	40,000	—
Sales and Clinical	2002	162,000	37,500	—	10,000	—

James McGee	2004	170,000	59,500	—	25,000	—
Vice President, Sales	2003	92,083	34,708	—	53,334	—
	2002	—	—	—	—	—

John Holly (1)	2004	159,800	55,930	—	—	—
Vice President, Operations	2003	149,800	30,000	—	13,334	—
	2002	149.800	32,500	—	15,334	—

(1)	Mr. Holly is no longer an executive officer of the Company.

Stock Options Granted to Named Executive Officers at December 31, 2004

The following table sets forth certain information regarding options for the purchase of shares of Common Stock that were granted to the Named Executive Officers during the year ended December 31, 2004.

	Number of	Percent of			Potential Realizable Value at
	Securities	Total			Assumed Annual Rates
	Underlying	Options			of Stock Price Appreciation for
	Options	Granted to	Exercise Price	Expiration	10- Year Option Terms ($)
Name	Granted (#)	Employees	Per Share ($)	Date	5%	10%
Katherine D. Crothall	—	—	—	—	—	—
Richard A. Baron	—	—	—	—	—	—
Audrey Finkelstein	40,000	8.8%	15.63	12/31/2014	393,251	996,569
James McGee	25,000	5.5%	15.63	12/31/2014	245,782	622,856
John Holly	—	—	—	—	—	—

Aggregate Option Exercises in 2004 and Option Values

The following table sets forth information regarding options for the purchase of shares of Common Stock that were exercised and/or held by the Named Executive Officers during the year ended December 31, 2004.

			Number of Shares
			Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired on	Value	December 31, 2004 (#)		at December 31, 2004 ($)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Katherine D. Crothall	—	—	71,999	108,002	449,994	675,553
Richard A. Baron	—	—	51,200	28,800	520,104	255,104
Audrey Finkelstein	—	—	113,334	83,333	1,053,900	141,052
James McGee	—	—	10,666	67,668	66,716	266,888
John Holly	—	—	42,578	26,090	325,317	134,198

Equity Compensation Plan Information as of December 31, 2004

The following table sets forth information as of the end of the Company’s 2004 fiscal year with respect to compensation plans under which the Company is authorized to issue shares.

Number of Shares
Remaining Available
		Weighted-Average	for Future Issuance
		Exercise Price of	under Equity
	Number of Shares to be	Outstanding	Compensation Plans
	Issued Upon Exercise of	Options,	(excluding securities
	Outstanding Options,	Warrants and	reflected in 1st
Plan Category	Warrants and Rights	Rights ($)	column)
Equity compensation plans approved by security holders (1)	2,652,632	$8.63	6,613,276
Equity compensation plans not approved by security holders (2)	—	—	—

Total	2,652,632	$8.63	6,613,276

(1)	These plans consist of the 2004 Equity Incentive Plan, 1998 Equity Compensation Plan, 1996 Incentive Stock Plan and 2004 Employee Stock Purchase Plan.

(2)	The Company does not maintain any equity compensation plans that have not been approved by its stockholders.

Employment Agreements

The Company entered into an amended employment agreement with Katherine D. Crothall, who serves as President and Chief Executive Officer. The initial term of the agreement expired on January 1, 2005 but was subject to annual one year renewals in the event that neither party notified the other party in writing of its intention not to renew no later than September 30 of the preceding year. The current expiration date is January 1, 2006 but neither party has notified the other of its intention not to further extend the expiration date. Ms. Crothall receives an annual base salary of $285,000, subject to increases upon an annual review by the Board of Directors. Ms. Crothall is permitted to participate in any short-term or long-term incentive compensation programs that the Company may establish for its senior level officers generally. Any payment under a short-term or long-term program will be based on Ms. Crothall’s performance and the Company’s business results as determined by the Board of Directors. Ms. Crothall also receives certain additional benefits (beyond those generally available to the Company’s employees) including an automobile allowance and additional life insurance. Either Ms. Crothall or the Company may terminate her employment at any time, subject to certain severance payments and other benefits depending on the reason for such termination. If the Company terminates Ms. Crothall’s employment for cause or she voluntarily terminates her employment without good reason, Ms. Crothall will receive only those benefits required to be provided to Ms. Crothall by the terms of any of the Company’s applicable benefit plans. If, however, the Company terminates Ms. Crothall’s employment without cause or as a result of her disability, or she terminates her employment with good reason and Ms. Crothall executes a release of claims that she may have against the Company, the Company will continue to pay to Ms. Crothall her then-current base salary and benefits for the 18-month period following her date of termination (less any amounts paid to Ms. Crothall under the Company’s long-term disability program), a pro-rated bonus for the fiscal year of her termination of employment, and certain other benefits required by the terms of any of the Company’s applicable benefit plans. If Ms. Crothall’s employment terminates as a result of her death, the Company will pay to her estate or named beneficiaries an amount equal to one month of her then-current base salary, the proceeds of any life insurance policy maintained by the Company covering her life, and certain other benefits required by the terms of any of the Company’s applicable benefit plans as if she had been terminated by the Company without cause. If Ms. Crothall’s employment is terminated or not renewed at the end of the current term of the agreement and Ms. Crothall executes a release of claims that she may have against the Company, the Company will continue to pay to Ms. Crothall her then-current base salary and benefits for the 12-month period following her date of termination, a pro-rated bonus for the fiscal year of her termination of employment, and certain other benefits required by the terms of any of the Company’s applicable benefit plans. If it would be economically advantageous to her for certain tax purposes, certain severance payments to Ms. Crothall may be reduced following a change of control. In addition, in the event that the Company terminates Ms. Crothall’s employment without cause, Ms. Crothall terminates her employment for good reason, or her employment terminates six months before or 12 months after the date of a change of control, all of her then-unvested stock options, restricted stock, or other stock awards will immediately and fully vest. Further, on the date of a change of control, Ms. Crothall will receive accelerated vesting on 24 months of her then-unvested stock options, restricted stock, or other stock awards. Ms. Crothall’s employment agreement also contains non-competition provisions prohibiting her from competing against the Company during the term of her employment agreement and for two years thereafter without the Company’s prior written consent.

The Company entered into an employment agreement with Richard Baron, who serves as Vice President – Finance and Chief Financial Officer. The agreement expires on December 31, 2006. Mr. Baron receives an annual base salary of $220,200, subject to increases upon an annual review by the Board of Directors. Mr. Baron is permitted to participate in any short-term or long-term incentive compensation programs that the Company may establish for its senior level officers generally. Any payment under a short-term or long-term program will be based on Mr. Baron’s performance and the Company’s business results as determined by the Board of Directors. Either Mr. Baron or the Company may terminate his employment at any time, subject to certain severance payments and other benefits depending on the reason for such termination. If the Company terminates Mr. Baron’s employment for cause or he voluntarily terminates his employment for any reason, Mr. Baron will receive only those benefits required to be provided to Mr. Baron by the terms of any of the Company’s applicable benefit plans. If the Company terminates Mr. Baron’s employment without cause and he executes a release of claims that he may have against the Company, the Company will continue to pay to Mr. Baron his then-current base salary and benefits for the 12-month period following his date of termination and certain other benefits required by the terms of any of the Company’s applicable benefit plans. In addition, in the event that the Company terminates Mr. Baron’s employment without cause, 12 months of his then-unvested stock options, restricted stock, or other awards will immediately and fully vest. Mr. Baron’s employment agreement also contains non-competition provisions prohibiting Mr. Baron from competing against the Company during the term of the employment agreement and for two years thereafter without the Company’s prior written consent.

Change of Control Agreements

The Company entered into agreements with each of the Named Executive Officers (other than Ms. Crothall) that contain provisions that will be triggered in the event of a change of control. Upon a change of control, such individuals will receive accelerated vesting on 24 months of their then-unvested stock options. In the event that such individual’s employment is terminated for certain reasons during the period commencing 30 days before or one year after the date of a change of control, such individual is entitled to receive a lump sum payment equal to one year of his or her then-current base salary. In addition, in the event that such individual has remained employed from the consummation of a change of control through the one-year anniversary of such change of control, such individual is entitled to receive a lump sum payment equal to one year of his or her then-current base salary. These agreements terminate if a change of control does not occur on or before December 31, 2006.

401(k) Plan

The Company maintains a Retirement Savings Plan (401(k) Plan) for the benefit of its eligible employees. The 401(k) Plan is intended to be qualified under section 401(a) of the Internal Revenue Code and consists of a 401(k) component, a discretionary 401(m) matching component and a discretionary profit-sharing component. Employees eligible to participate in the 401(k) Plan are those employees who have completed at least 30 days of service and attained the age of 18. Under the 401(k) component, participants may elect to defer between 1% and 90% of their eligible compensation each year up to the maximum permitted by the Internal Revenue Code. Under the 401(m) matching component, the Company may match each participant’s elective deferrals in amounts to be determined by the Company in its sole discretion. Under the profit-sharing component, the Company may make additional contributions in amounts to be determined by the Company in its sole discretion. Any profit-sharing contributions are allocated to an eligible participant based on the ratio of his or her annual compensation to the aggregate annual compensation of all eligible participants. Matching contributions and profit-sharing contributions vest ratably over six years, or earlier upon the participant’s attainment of the appropriate retirement age, retirement for disability, or death, or upon termination of the Company’s 401(k) Plan. All assets of the Company’s 401(k) Plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Company. Payments of 401(k) Plan benefits are made in cash in the form of a single lump sum. Distribution of a participant’s vested interest generally occurs upon termination of employment (including by reason of retirement, death or disability).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is currently or has been at any time an officer or employee of the Company. No executive officer of the Company served as a member of the board of directors, compensation committee, or other committee performing equivalent functions, of another entity, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

One of the Company’s directors, Graeme Crothall, is the husband of Katherine D. Crothall, Chairman of the Board, President and Chief Executive Officer of the Company. During 2004, Peter Laakmann, son of Katherine D. Crothall, was employed by the Company as a Project Manager. Peter Laakmann was paid an aggregate salary of $57,500 and annual bonus of $6,300 for his services during the year.

One of the Company’s directors, William A. Graham, IV, is the majority owner of The Graham Company, which has been the Company’s insurance broker since 1996. The Company purchased all of its insurance policies, other than health insurance, from The Graham Company. The Graham Company received commissions of $496,581, $232,210 and, $84,340 in 2004, 2003 and 2002, respectively, from the sale of insurance to the Company. The Company believes that the price it has paid for such insurance coverage has been either market or below market price. The Company also believes that the commissions received by The Graham Company from the sale of insurance were customary for the insurance industry.

The Company had a $250,000 line of credit facility with a bank that bore interest at 1.5% above the bank’s prime rate. The line of credit expired in December 2004. Katherine D. Crothall, President and Chief Executive Officer of the Company personally guaranteed this credit facility, which was released when the line of credit expired.

One of the Company’s directors, A. Peter Parsons, is a partner in the law firm of Davis Wright Tremaine LLP. This firm represented the Company in a lawsuit initiated against a former employee in 2003. The Company incurred fees of $18,600 and $23,350 in 2004 and 2003, respectively, in connection with this dispute.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

The Compensation Committee of the Board of Directors consists of Thomas Morse, David Joseph, and A. Peter Parsons. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company’s senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.

The Company’s executive compensation program consists of two key elements: (1) an annual component, i.e., base salary and annual bonus and (2) a long-term component, i.e., stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is appropriate for the Company’s goals of sustainable growth and enhanced stockholder value.

Based on this philosophy, a meaningful portion of the senior executives’ annual bonus and stock options is designed to be linked to the Company’s achievement of targeted earnings before income taxes, depreciation and amortization (“EBITDA”). Under this pay-for-performance orientation:

•	executives are motivated to improve the overall performance and profitability of the Company; and

•	accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive’s individual performance, potential and contribution.

The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the President and Chief Executive Officer, are described below.

Annual Component: Base Salary and Annual Bonus

Base Salary: includes compensation for discharging job responsibilities and reflects the executive officer’s performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Company’s overall goal is to provide competitive salaries paid by the peer group assuming comparability of such factors as position, responsibilities, and tenure.

Individual salary adjustments take into account the Company’s salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company’s performance.

Annual Bonus: based on the Company’s performance and management’s performance against specified goals established by senior management and the Compensation Committee.

The annual bonus for the President and Chief Executive Officer is based upon the Company’s achievement of targeted EBITDA. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

Long-Term Component: Stock Options

To align stockholder and executive officer interests, the long-term component of the Company’s executive compensation program includes the granting of stock options whose value is related to the appreciation in the market price of the underlying Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate the executive’s stock ownership. Under the Company’s Stock Option Plan, options to purchase Common Stock are available for grant to officers and other employees and consultants of the Company. Stock options are granted at 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company’s stockholders are similarly benefited. Stock options are exercisable up to ten years from the date granted. The stock options generally vest over a three year period, although some stock options vest immediately. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is based upon Company and individual performance. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual grant of options in any given year to take into account what it deems to be extraordinary events. Certain options for the Company’s President and Chief Executive Officer are governed by the term of her employment agreement. The entitlement of the President and Chief Executive Officer to options for services rendered is based upon the Company’s EBITDA performance.

President and Chief Executive Officer Compensation

The President and Chief Executive Officer’s compensation package, as set forth in her employment agreement, consists of two elements: (1) an annual component consisting of base salary and cash bonus and (2) a long-term component consisting of stock options. In fiscal 2004, the annual base salary for the Company’s President and Chief Executive Officer was $285,000. The fiscal 2005 salary for the President and Chief Executive Officer is $320,000. The fiscal 2004 and 2005 base salaries are commensurate with the salaries of other senior management of publicly-held companies of comparable size and industry. In fiscal 2004, the President and Chief Executive Officer received a cash bonus of 50% of base salary.

This report is made by the undersigned members of the Compensation Committee:

Thomas Morse, Chairman
A. Peter Parsons
David Joseph

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 21, 2005 certain information concerning beneficial ownership of shares of the Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee for director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

On March 21, 2005, there were 20,543,038 shares of the Company’s Common Stock outstanding. The Company has calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. To calculate a stockholder’s percentage of beneficial ownership, we must include in the numerator and denominator those shares underlying options that a person has the right to acquire upon the exercise of stock options within 60 days after March 21, 2005. Options held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Animas Corporation, 200 Lawrence Drive, West Chester, Pennsylvania 19380.

	Common Stock
		Percentage
	Number of Shares of Common	of Common Stock
Name of Beneficial Owner (a)	Stock Beneficially Owned	Outstanding
Named Executive Officers and Directors
Katherine D. Crothall (1)	3,074,684	15.5%
Richard A. Baron (2)	21,334	*
Audrey Finkelstein	—	*
John Holly (3)	514	*
James McGee	547	*
Edward Cahill (4)	901,885	4.5%
Graeme Crothall (5)	3,074,684	15.5%
William A. Graham, IV (6)	1,735,809	8.7%
David Joseph	—	*
John J. McDonough	—	*
Thomas Morse (7)	571,983	2.9%
A. Peter Parsons (8)	369,710	2.0%
All Other 5% Stockholders
Johnson & Johnson Development Corporation (9)	1,616,488	7.9%
Delaware Management Holdings Inc. (10)	1,359,743	6.6%
All directors and executive officers as a group (14 persons)	6,325,044	32.4%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes (i) 1,370,417 shares of Common Stock held by Ms. Crothall of record; (ii) 988,933 shares of Common Stock held by Ms. Crothall as trustee of various trusts, which are for the benefit of her children; (iii) 386,833 shares of Common Stock held by Graeme Crothall of record; and (iv) 328,501 shares of Common Stock held by Graeme Crothall as trustee of various trusts, which are for the benefit of his children. Graeme Crothall and Katherine D. Crothall are husband and wife. Each has sole voting power and sole dispositive power with respect to 3,074,684 shares. Ms. Crothall disclaims beneficial ownership of the shares held in the various trusts in which she is a trustee and the shares held in various trusts in which Graeme Crothall is a trustee.

(2)	Mr. Baron jointly holds these shares with his wife.

(3)	Mr. Holly is no longer an executive officer of the Company.

(4)	Represents 225,471 shares of Common Stock held by HLM/CB Fund II, L.P., 135,282 shares of Common Stock held by HLM Opportunities Fund, L.P., and 541,132 shares of Common Stock held by HLM U/H Fund, L.P. Mr. Cahill is an affiliate of HLM/CB Fund II, L.P., HLM Opportunities Fund, L.P., and HLM U/H Fund, L.P. Mr. Cahill disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the named funds. Mr. Cahill’s address is c/o HLM Venture Partners, 222 Berkeley Street, 21st Floor, Boston, MA 02116.

(5)	Includes (i) 386,833 shares of Common Stock held by Mr. Crothall of record; (ii) 328,501 shares of Common Stock held by Mr. Crothall as trustee of various trusts, which are for the benefit of his children; (iii) 1,370,417 shares of Common Stock held by Katherine D. Crothall of record; and 988,933 shares of Common Stock held by Katherine D. Crothall as trustee of various trusts, which are for the benefit of her children. Graeme Crothall and Katherine D. Crothall are husband and wife. Each has sole voting power and sole dispositive power with respect to 3,074,684 shares. Mr. Crothall disclaims beneficial ownership of the shares held in the various trusts in which he is a trustee and the shares held in various trusts in which Katherine D. Crothall is a trustee.

(6)	Includes 298,222 shares of Common Stock held by various trusts in which Mr. Graham is the trustee. Mr. Graham disclaims beneficial ownership of the shares held in various trusts in which he is the trustee. Mr. Graham’s address is c/o The Graham Company, The Graham Building, One Penn Square West, Philadelphia, PA 19102.

(7)	Represents 1,837 shares of Common Stock held by Liberty Advisors, 285,073 shares of Common Stock held by Liberty Ventures I, L.P., and 285,073 shares of Common Stock held by Liberty Ventures II, L.P. Mr. Morse is the sole stockholder of Liberty Advisors. Mr. Morse is also the president and sole stockholder of Liberty Ventures, Inc., which is the general partner of Liberty Ventures I, L.P. Mr. Morse is also a managing director of the general partner of Liberty Ventures II, L.P. Mr. Morse disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the named funds. Mr. Morse’s address is c/o Liberty Venture Partners is One Commerce Square, 2005 Market St., Suite 2040 Philadelphia, PA 19103-7012.

(8)	Includes (i) 4,800 shares of Common Stock held by A. Peter Parsons of record; (ii) 13,488 shares of Common Stock held in a 401(k) plan; and 351,422 shares of Common Stock held by a trust in which Mr. Parsons is a trustee. Mr. Parsons disclaims beneficial ownership of the shares held in the trust in which he is the trustee.

(9)	The address of Johnson & Johnson Development Corporation is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

(10)	According to a Schedule 13G filed on February 9, 2005: (i) Delaware Management Holdings, Inc. reported sole voting power and sole dispositive power over 1,359,743 shares; and (ii) Delaware Management Business Trust reported sole voting power and sole dispositive power over 1,359,743 shares. The address of Delaware Management Holdings Inc. is 2005 Market Street, Philadelphia, Pennsylvania 19103.

STOCK PERFORMANCE GRAPH

The following Stock Performance Graph shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

The Securities and Exchange Commission requires the Company to present a graph comparing the cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return of (i) a broad equity index and (ii) a published industry or peer group index. The following graph assumes that $100 was invested on May 20, 2004, in the Company’s Common Stock. The following graph compares the cumulative total stockholder return of this investment with an equivalent investment on that date in (i) NASDAQ Stock Market (U.S.), (ii) NASDAQ Medical Equipment and (iii) S&P 500.

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Animas Corporation
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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. In fulfilling its oversight responsibilities, the Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management;

•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90; and

•	Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

This report is made by the undersigned members of the Audit Committee.

John J. McDonough, Chairman
Thomas Morse
Edward Cahill

RATIFICATION OF APPOINTMENT OF AUDITORS

(PROPOSAL 2)

The Audit Committee of the Board of Directors has appointed the firm of KPMG as the Company’s independent registered public accounting firm to audit and report on the consolidated financial statements of the Company and its subsidiaries and the internal controls over financial reporting and management’s assessment of the effectiveness of the internal controls over financial reporting for the year ending December 31, 2005, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG has served as the Company’s independent registered public accounting firm since 2001. Services provided to the Company by KPMG during 2004 and 2003 are described under “Fees to Independent Registered Public Accounting Firm” below. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

The submission of the appointment of KPMG is not required by law or by the Bylaws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accounting firm will be considered by the Audit Committee of the Board of Directors. If KPMG shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Audit Committee of the Board of Directors will appoint other independent registered public accounting firm.

A representative of KPMG is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR Proposal 2 to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of Common Stock (collectively, “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Reporting Persons are additionally required by regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations of the Reporting Persons that no other reports were required with respect to fiscal year ending December 31, 2004, the Reporting Persons complied with Section 16(a) filing requirements, except that (i) Audrey Finkelstein, the Company’s Executive Vice President of Marketing, Sales and Clinical Affairs, James McGee, the Company’s Vice President, Sales, and Patrick Paul, the Company’s Vice President, Advanced Technology, each failed to file a Form 4 in connection with grants of options to purchase the Company’s Common Stock made to each of them in December of 2004; and (ii) Douglas Woodruff, the Company’s Vice President, Quality and Regulatory Affairs, failed to file a Form 3 upon joining the Company in December of 2004 and failed to file a Form 4 in connection with grants of options to purchase the Company’s Common Stock made to him in December of 2004.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company and its subsidiaries by KPMG for professional services rendered for fiscal years ended December 31, 2004 and December 31, 2003:

Audit Fees. Fees to KPMG for audit services totaled approximately $1,093,000 in 2004 and approximately $58,000 in 2003, including fees associated with the annual audit, review of the Company’s quarterly reports on Form 10-Q and procedures relating to Company securities offerings.

Audit-Related Fees. There were no fees to KPMG for audit-related services in 2004 or in 2003.

Tax Fees. There were no fees to KPMG for tax services in 2004 or 2003.

All Other Fees. There were no fees to KPMG for services provided to the Company and its subsidiaries in 2004 or 2003 other than audit fees.

The charter of the Audit Committee provides for pre-approval of audit, audit-related, tax services and other services, if any, on an annual basis.

Other Business

Management knows of no other business that will be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners of the Common Stock in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

Annual Report

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2004 accompanies this proxy statement.

Stockholder Proposals for the 2005 Annual Meeting of Stockholders

Stockholders may nominate director candidates and make proposals to be considered at the 2005 Annual Meeting of Stockholders. In accordance with the Company’s Bylaws, a stockholder must deliver to the Secretary of the Company at the address set forth below a written notice of intent to make a nomination or proposal for consideration at the 2005 Annual Meeting, together with certain information specified in the Company’s bylaws between February 16, 2006 and March 18, 2006. However, if the date of the 2005 Annual Meeting is earlier than April 17, 2006 or later than July 16, 2006, a written notice of intent must be delivered between the 90th day before the 2005 Annual Meeting and the later of: (i) the 60th day before the 2005 Annual Meeting; or (ii) the 15th day following the day on which a public announcement of the date of the meeting is first made by the Company. See “Nominations of Directors by Stockholders” in this proxy statement for a summary description of this information.

In order for any stockholder proposal to be included in the Company’s proxy statement to be issued in connection with the 2005 Annual Meeting of Stockholders, that proposal must be received at the Company’s principal executive offices, 200 Lawrence Drive, West Chester, Pennsylvania 19380 (Attention: Company Secretary) no later than December 16, 2005. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act and the Company’s Bylaws, it will be included in the proxy statement and set forth on the form of proxy issued for that Annual Meeting. If the Company is not notified of a stockholder proposal by March 1, 2006, then the management personnel who have been appointed as proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
ANIMAS CORPORATION

ARTICLE I
PURPOSE

     The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Animas Corporation (the “Company”) in undertaking and fulfilling its oversight responsibilities in connection with: (a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (b) reviewing the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (c) reviewing the Company’s accounting and financial reporting processes generally and the audits of the consolidated financial statements of the Company; (d) monitoring compliance with legal regulatory requirements; (e) monitoring the independence and performance of the Company’s independent registered public accounting firm; and (f) providing effective communication between the Board, senior and financial management and the Company’s independent registered public accounting firm.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power and all necessary resources to retain special legal, accounting or other consultants to advise the Committee.

ARTICLE II
MEMBERSHIP AND TERM

     A. MEMBERSHIP. The Committee shall be comprised of at least three members of the Board. Committee members shall meet the independence requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”). Accordingly,

1.	Each member of the Committee must be an independent, non-executive director free from any relationship that, in the judgment of the Board, may interfere with the exercise of the member’s independence;

2.	Each member of the Committee must not receive any payments from the Company other than in such member’s capacity as a director;

3.	Each member of the Committee must be financially literate[1];

4.	Each member must not have participated in the preparation of the consolidated financial statements of the Company or any current subsidiary of the Company at any time during the previous three years; and

5.	At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     B. TERM. The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Any vacancy occurring in the Committee shall be filled by the Board. Any such Committee member so elected shall hold office for a term expiring at the Board’s next annual meeting. Unless a Chairman of the Committee is designated by the Board, the members of the Committee will elect a Chairman by formal vote of the Committee’s full membership.

[1]	The term “financial literacy” means that a member of the Committee must have the ability to read and understand fundamental consolidated financial statements, including a balance sheet, income statement and cash flow statement. The term “financial literacy” does not mean that a member must have a chief financial officer’s or accounting practitioner’s understanding of generally accepted accounting principles, consistently applied, as adopted in the United States of America by the Financial Accounting Standards Board (“GAAP”).

ARTICLE III
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Company’s independent registered public accounting firm shall be accountable to the Committee, and the Committee shall have ultimate authority to select, evaluate and replace the Company’s independent registered public accounting firm. The Committee will ascertain that the independent registered public accounting firm will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Board with a timely analysis of significant financial reporting issues. The Committee will not engage the independent registered public accounting firm to perform any services set forth on Section 10(A)(g) of the Exchange Act.

ARTICLE IV
MEETINGS

     The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than quarterly. Meetings of the Committee may be held upon the call of any Committee member by mailing a written notice stating the day, hour and geographic location, if any, of such meeting, to each Committee member at his or her last known post office address, by causing the same to be delivered personally or by transmitting such notice by telegram, overnight courier service, telephone or e-mail, to each Committee member, in any case, at least two days before the meeting. Notice may be waived in writing before or after the time of such meeting, and attendance of a Committee member at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting. Members of the Committee may attend a meeting by telephone conference.

     The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Minutes of each meeting of the Committee shall be reduced to writing. Except as otherwise provided by statute or this Charter, a majority of the incumbent members of the Committee shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Committee members present and voting at any meeting at which a quorum is present shall be the act of the Committee. The Committee shall report to the Board at the first Board meeting following each such Committee meeting. The Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Committee should meet, whenever deemed appropriate by the Committee, with management and the independent registered public accounting firm in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent registered public accounting firm and management quarterly to review the Company’s consolidated financial statements and related materials as described below.

ARTICLE V
RESPONSIBILITIES

     The following functions are the common recurring activities of the Committee in carrying out its oversight role. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1.	Review and reassess the adequacy of this Committee and its Charter not less than annually and recommend any proposed changes to the Board for consideration and approval.

2.	Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent registered public accounting firm or management.

3.	Review with management and the independent registered public accounting firm the audited consolidated financial statements and related footnotes, and the clarity of the disclosures in the consolidated financial statements, to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) prior to the filing of the Form 10-K (and, to the extent practicable, prior to the annual earnings release), including a review of major issues regarding accounting and auditing principles and practices and any related party transactions as well as the adequacy of internal controls that could significantly affect the Company’s consolidated financial statements, and review and consider with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61.

4.	Review with management and the independent registered public accounting firm their judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and transparency of the disclosures in the consolidated financial statements.

5.	Prepare the report required by the rules of the Securities and Exchange Commission regarding the Committee, to be included in the Company’s annual proxy statement. The Committee will include a statement within such report on whether the Committee has recommended that the consolidated financial statements be included in the Form 10-K. The Committee should also ensure that a copy of the Committee’s Charter is included within the Company’s proxy statement at least once every three years.

6.	Discuss with the independent registered public accounting firm and management whether the Company’s quarterly financial statement as well as significant events, transactions and changes in accounting estimates were considered by the independent registered public accounting firm (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. Such review will occur prior to the Company’s filing of the Form 10-Q and, to the extent practicable, prior to the quarterly earnings release.

7.	Review the Company’s disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other pertinent form, as applicable.

8.	Review the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information (subject to compliance with law and applicable Commission rules, including Regulation G), as well as other publicly disclosed financial information and earnings guidance, and discuss any of the foregoing with management to the extent desired by any member of the Committee. Such discussion may be general in nature (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	Meet periodically with management and the independent registered public accounting firm to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.

10.	Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives, including pronouncements by the Financial Accounting Standards Board, the Securities and Exchange Commission and other agencies or bodies, on the Company’s consolidated financial statements.

11.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, or the Company’s disclosure committee or any member thereof, during their certification process for the Form 10-K or Form 10-Q, as appropriate, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12.	Review any relevant financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent registered public accounting firm.

13.	Review and discuss quarterly reports from the independent registered public accounting firm regarding:

a.	all critical accounting policies and practices to be used;

b.	all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and

c.	other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

14.	Obtain from the independent registered public accounting firm their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient. After the completion of the audit, the Committee shall review with the independent registered public accounting firm any problems or difficulties the independent registered public accounting firm may have encountered.

15.	Receive a formal written statement from the independent registered public accounting firm regarding relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall also discuss with the independent registered public accounting firm any such disclosed relationships and their impact on the independent registered public accounting firm’s objectivity and independence. The Committee shall take appropriate action to ensure the continuing objectivity and independence of the independent registered public accounting firm.

16.	The Committee shall have the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee.

17.	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit). The Chairman of the Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-

approvals by the Chairman must be presented to the full Committee at its next scheduled meeting. The Company will provide for appropriate funding as determined by the Committee, for payment of compensation to the independent registered public accounting firm and to any consultants, experts or advisors engaged by the Committee.

18.	Adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure the continuing independence of the Company’s independent registered public accounting firm, it is appropriate to adopt a policy of rotating the independent registered public accounting firm itself on a regular basis.

20.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.

21.	Review with the Company’s counsel legal matters that may have a material impact on the consolidated financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.	Periodically review, and make any appropriate recommendations to the Board concerning updates or changes to, the Company’s Code of Business Conduct and Ethics, and ensure that management has established a system to enforce this Code. Review the procedures established by the Company that monitor the compliance by the Company with the Code by directors, officers and employees, and compliance with its loan and indenture covenants and restrictions.

23.	Review and approve any transactions between the Company and related parties.

24.	Conduct or authorize investigation into any matters within the Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the company and direct access to the independent registered public accounting firm. The Committee has the ability to retain, at the Committee’s request, special legal, accounting or other consultants, experts or advisors it deems necessary in the performance of its duties.

25.	Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company, as the Committee may, in its discretion, determine to be advisable.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.

     The Committee recognizes that the Company’s management is responsible for preparing the Company’s consolidated financial statements, and the independent registered public accounting firm is responsible for auditing or reviewing those consolidated financial statements in compliance with applicable law. The Committee also recognizes that management of the Company and the independent registered public accounting firm have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibility, the Committee will not provide any special assurances as to the Company’s consolidated financial statements or any professional certification as to the independent registered public accounting firm’ work. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations.

APPENDIX B

ANIMAS CORPORATION
BOARD OF DIRECTORS

COMPENSATION COMMITTEE CHARTER

I. ORGANIZATION

     A. Membership

     The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Animas Corporation (the “Company”) shall consist of three “independent directors”, as such term is defined in the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market (“Nasdaq”).

     Membership on the Committee shall be determined annually by the Board upon the recommendation of the Committee. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee membership. A Secretary of the Committee shall be selected by the Chairman of the Committee. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. The Board of Directors may remove a member of the Committee. In case of a vacancy on the Committee, the Board may appoint an independent director to fill the vacancy for the remainder of the term.

     B. Meetings

     The Committee shall meet at least once each year. Additional meetings may be scheduled as needed and may be called by the Chairman of the Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Compensation Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Compensation Committee. The Compensation Committee may also act by unanimous written consent without a meeting.

II. COMPENSATION PHILOSOPHY

     The Compensation Committee’s compensation policies with respect to the Company’s executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Compensation Committee seeks to have executive compensation set at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company’s success. In assessing overall compensation for executive officers, the Compensation Committee considers the Company’s performance and industry position and reviews compensation levels at comparable publicly held companies.

III. RESPONSIBILITIES

     The Compensation Committee shall:

     1. Review and approve compensation policies and practices for the Company’s executives.

     2. Coordinate the Board’s role in establishing performance criteria for executive officers and evaluate their performance annually.

     3. Review and recommend to the Board the annual salary, bonus, stock options and other benefits, direct and indirect, of the Company’s executive officers, including the Chief Executive Officer.

     4. Review and recommend to the Board new executive compensation programs; review annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); establish and periodically review policies for the administration of executive compensation programs; and take steps to ensure that the Company’s executive compensation programs comport with the Compensation Committee’s compensation philosophy stated above.

     5. Establish and periodically review policies in the area of senior management perquisites.

     6. Review significant organizational changes and assess succession planning for management and leadership of the Company;

     7. Review and recommend to the Board the terms of any employment agreement executed by the Company with an executive officer of the Company.

     8. Review and recommend to the Board the appropriate structure and amount of compensation for the Directors.

     9. Review and approve material changes in the Company’s employee benefit plans.

     10. Administer the Company’s equity compensation programs for employees.

     11. Recommend to the Board of Directors candidates for officers of the Company.

     12. Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable rules and regulations.

IV. REPORTING RESPONSIBILITY

     Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action.

     In addition, compensation matters may be discussed in executive session with the full Board during the course of the year.

APPENDIX C

ANIMAS CORPORATION
BOARD OF DIRECTORS

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I. ORGANIZATION

A. Membership

     The Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Animas Corporation (the “Company”) shall consist of three “independent directors”; as such term is defined in the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market (“Nasdaq”).

     Membership on the Committee shall be determined annually by the Board upon the recommendation of the Committee. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman of the Committee by majority vote of the full Committee membership. A Secretary of the Committee shall be selected by the Chairman of the Committee. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. The Board of Directors may remove a member of the Committee. In case of a vacancy on the Committee, the Board may appoint an independent director to fill the vacancy for the remainder of the term.

B. Meetings

     The Committee shall meet at least once each year. Additional meetings may be scheduled as needed and may be called by the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes shall be recorded by the Secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting.

II. BASIC FUNCTION AND PURPOSE

     The role of the Governance and Nominating Committee is to:

•	recommend, for the Board’s selection, nominees for director,

•	identify qualified individuals to become Board members,

•	assist the Board in determining the composition of the Board and its committees, and

•	assist the Board in developing the Company’s corporate governance guidelines.

III. RESPONSIBILITIES

     The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall:

     1. Review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership.

     2. Review and recommend to the Board the appropriate structure of the Board.

     3. Identify and recommend potential candidates for election or re-election to the Board.

     4. Implement a policy and procedures with regard to the consideration of any director candidates recommended by security holders.

     5. Have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm, fees and other retention terms.

     6. Review and recommend to the Board the appropriate structure of Board committees, committee assignments and the position of chairman of each committee.

     7. Assess succession planning for management and leadership of the Company.

     8. Assist the Board in implementing a policy providing for a process for security holders to send communications to the Board.

     9. Have authority to delegate any of its responsibilities to subcommittees or individuals as the Committee deems appropriate.

     10. Have authority to obtain advice and assistance from internal and external legal, accounting or other advisers.

     11. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     12. Annually evaluate its own performance.

     The Committee’s oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.

IV. REPORTING RESPONSIBILITY

     Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action.

     In addition, nomination matters may be discussed in executive session with the full Board during the course of the year.

ANIMAS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MAY 17, 2005

     The undersigned stockholder of Animas Corporation (the “Company”) hereby appoints Katherine D. Crothall and Richard Baron, and each of them acting individually, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, to represent and vote, as specified herein and in their discretion upon such other matters as may properly come before the meeting, all of the shares of Common Stock of the Company held of record by the undersigned on March 21, 2005, at the annual meeting of stockholders of the Company to be held on May 17, 2005 (the “Annual Meeting”) at 10:00 a.m. at 200 Lawrence Drive, West Chester, PA, and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED.
IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED “FOR” ITEMS 1 AND 2.

Item 1. To elect to the Board of Directors for a three-year term expiring at the 2008 Annual Meeting, the three (3) nominees listed below:

NOMINEES: 01-Graeme Crothall, 02-David Joseph and 03-A. Peter Parsons.

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided below.)

Item 2. To ratify the selection of KPMG LLP as the independent public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries and the internal controls over financial reporting and management’s assessment of the effectiveness of the internal controls over financial reporting for the fiscal year ending December 31, 2005.

☐ FOR
☐ AGAINST
☐ ABSTAIN

Please date and sign our Proxy on the reverse side and return it promptly.

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING.

I do plan ☐ do not plan ☐ to attend the Annual Meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Signature:

Signature:

Date: